Exhibit 99.1

COMMUNITY BANKERS TRUST CORPORATION REPORTS YEAR END RESULTS, INCLUDING CONTINUED STRONG CAPITAL AND LIQUIDITY POSITIONS AND ADDITIONAL ALLOWANCE FOR LOAN LOSSES

•	Fourth quarter loss available to common stockholders was $14.4 million, after recording a non-cash goodwill impairment charge of $7.4 million and a provision for loan losses of $7.8 million.

•

2009 loss available to common stockholders was $30.3 million, after recording a non-cash goodwill impairment charge of $31.5 million, a provision for loan losses of $19.1 million and acquisition gain of $20.3 million.

•

Total loans, excluding FDIC covered loans, grew $55.3 million, or 10.6%, for the year ended December 31, 2009. The ratio of allowance for loan losses to loans, excluding FDIC covered loans, increased from 1.33% at December 31, 2008 to 3.14% at December 31, 2009.

•	The ratio of allowance for loan losses to nonperforming assets, excluding FDIC covered assets, increased from 69.85% at September 30, 2009 to 83.18% at December 31, 2009.

•	Non-accrual loans, excluding FDIC covered loans, declined during the quarter by 2.7%, or $561,000, to $20.0 million.

•

Interest yield on the FDIC covered loans was 9.39% during 2009. The total FDIC covered loan balance was $150.9 million at December 31, 2009 (which represents the fair value of unpaid principal balances of $242.0 million), and the favorable performance of the FDIC covered loan portfolio since the January 2009 Suburban Federal Savings Bank (SFSB) transaction results in no required allowance for loan losses at this time.

•	The investment portfolio remains a viable source of liquidity, remaining creditworthy as demonstrated by the absence of impairment.

•	Liquidity remains strong with a large core deposit base, a relatively low loan-to-deposit ratio of 70.74% and no reliance on brokered deposits or wholesale funding sources.

•	Continued strong capital ratios were in excess of the definition of “Well Capitalized” with a Tier 1 leverage ratio of 8.93% and a total risk-based capital ratio of 16.03%.

Glen Allen, Virginia – Community Bankers Trust Corporation (the “Company”) (NYSE Amex: BTC), the holding company for Essex Bank (the “Bank”), reported a net loss available to common stockholders for the quarter ended December 31, 2009 of $14.4 million, or $0.67 per diluted common share, compared with a loss of $128,000, or $0.01 per diluted common share, for the same period in 2008.

The loss incurred during the fourth quarter of 2009 was primarily the result of two factors:

•

First, the Company incurred an impairment of goodwill charge of $7.4 million. This charge is a non-cash adjustment that has no effect on the Company’s tangible equity ratio, regulatory capital ratios, cash flows or liquidity position.

•

Second, the Company recorded a provision for loan losses of $7.8 million. This increase reflects management’s prudent recognition of additions to the allowance for loan losses on specific credits coupled with overall weak economic conditions. The allowance for loan losses with respect to loans not covered by the shared-loss agreements with the FDIC was 3.14% at December 31, 2009 versus 2.85% at September 30, 2009 and 1.33% at December 31, 2008.

For the year ended December 31, 2009, net loss available to common stockholders was $30.3 million, or $1.41 per common share on a fully diluted basis compared to net income of $1.2 million, or $0.07 per common share on a fully diluted basis in 2008. Net loss for the year of 2009 was primarily driven by goodwill impairment charges of $31.5 million and year-to-date loan loss provisions of $19.1 million, offset in part by the after-tax gain in connection with the SFSB transaction of $13.4 million (for an explanation on adjustments related to the SFSB transaction, see “Update on the SFSB transaction” below).

Excluding the non-cash impairment charges to goodwill of $31.5 million, the dividends and accretion of discount on preferred stock of $1.0 million, and the core deposit intangible amortization net of tax of $1.5 million, net income available to common stockholders for 2009 would have been $3.6 million, or $0.17 per common share on a fully diluted basis. Excluding the core deposit intangible amortization net of tax of $0.7 million, net income available to common stockholders for 2008 would have been $1.9 million or $0.11 per common share on a fully diluted basis. There were no charges to goodwill or any dividends and accretion of discount on preferred stock in 2008.

George M. Longest, Jr., the Company’s President and Chief Executive Officer, stated, “2009 was a disappointing and challenging year in terms of operating results. However, we successfully integrated the operating platforms of two banks acquired from the FDIC, while navigating the bank through one of the most prolific economic downturns in this nation’s history. We remain well capitalized with strong liquidity and have bolstered our loan loss reserves.”

Mr. Longest continued, “Our focus for 2010 is to continually monitor problem assets, sufficiently make provision for such credits, seek opportunities to gain efficiencies, expand our loan portfolio where prudent, and bring resolution to non-performing assets. While there are some positive signs of recovery, the economy is far from strong and it will take more positive news both for and from consumers and small businesses for the economic recovery to gain traction. We expect 2010 to continue to be a very challenging economic and banking environment.”

Net interest income before provisions for loan losses was $10.9 million for the three months ended December 31, 2009, compared with $6.2 million for the same period in 2008. The following table portrays net interest income for all four quarters of 2009, as to be reported in pending amended filings with the Securities and Exchange Commission regarding the application of accounting related to loans acquired in the SFSB transaction:

(dollars in thousands)	3/31/2009	6/30/2009	9/30/2009	12/31/2009	Total
Total interest income	$15,191	$16,757	$16,019	$16,553	$64,520
Total interest expense	6,465	6,689	6,366	5,614	25,134

Net interest income	$8,726	$10,068	$9,653	$10,939	$39,386

On a linked quarter basis, net interest income improved $1.3 million for the fourth quarter of 2009. Management has proactively managed excess deposits related to the transaction for The Community Bank (TCB) in 2008 and the SFSB transaction in 2009 and allowed higher priced time deposits to run-off without adversely compromising the Bank’s liquidity position. Management has been successful in repricing the existing time deposit base at rates much lower than prior years, yet remaining competitive within the local markets. As a result, interest expense declined $752,000 during the fourth quarter of 2009.

For the three months ended December 31, 2009, noninterest income was $1.3 million, compared with $727,000 for the same period of 2008. This increase of $590,000, or 81.1%, was primarily attributable to additional service charges and accretion of yield on the FDIC indemnification asset.

For the fourth quarter of 2009, noninterest expenses were $21.6 million compared with $6.0 million for the same period in 2008. As mentioned above, the Company recorded a non-cash goodwill impairment charge of $7.4 million. Salaries and employee benefits were $7.7 million and represented 54.0% of all noninterest expenses, excluding the goodwill impairment charge, for the quarter. Salaries and wages increased $5.0 million, or 190.5%, from the same quarter in 2008. Salaries and wages increases were the direct result of increased staffing related to the two FDIC assisted bank transactions, which added 11 banking offices and two loan production offices to the Company, corporate staff hires for positions required for a significantly larger financial institution, and transaction-based bonus awards.

In February 2010, the Company approved two transaction based bonus awards in the aggregate amount of $3.0 million to Gary A. Simanson who was the Company’s chief strategic officer until April 2010. This approval was made pursuant to a provision in Mr. Simanson’s employment agreement that provides for a cash bonus for financial advisory and other services that Mr. Simanson renders in connection with the negotiation and consummation of a merger or other business combination or the acquisition of a substantial portion of the assets or deposits of another financial institution. The awards related to Simanson’s services with respect to the Bank’s acquisition of certain assets and assumption of all deposit liabilities of four former branch offices of TCB in November 2008 and the Bank’s acquisition of certain assets and assumption of all deposit liabilities of seven former branch offices of SFSB in January 2009. The amounts of the bonuses are based on, with respect to the TCB transaction, the total amount of non-brokered deposits that the Bank assumed in that transaction and, with respect to the SFSB transaction, the total amount of loans and other assets that the Bank acquired in that transaction. The Company looked closely at a number of factors, including the value that each of the transactions provided the Company, in approving the awards. In accordance with generally accepted accounting principles, the Company has reflected these awards in the financial statements for the year and three months ended December 31, 2009. Accordingly, the Company has determined to file its Annual Report on Form 10-K for the year ended December 31, 2009 following the issuance of this release. As previously reported, however, the Company continues to actively discuss with its regulators the regulatory, legal and related concerns with respect to the payment of these bonus awards. The Company is working diligently to resolve these concerns.

Due to a special assessment coupled with more deposits, FDIC expenses were $1.6 million for the fourth quarter of 2009 compared to $163,000 in the fourth quarter of 2008. Other noninterest expenses for the fourth quarter 2009 included the following: other operating expenses of $1.7 million, occupancy expenses of $776,000, data processing fees of $620,000, amortization of intangibles of $566,000, equipment expense of $397,000, legal fees of $230,000, and other professional fees of $671,000.

For the year ended December 31, 2009, net interest income was $39.4 million ($41.1 million on a tax equivalent basis), which generated a net interest margin of 3.83%. The Bank’s net interest margin improved 22 basis points during 2009 from 3.61% in 2008 primarily from improved yields on earning assets. Most notably, the yields related to the fair market value of loans from the SFSB transaction enhanced the margin. Concurrently, management proactively managed the deposit base in three states, lowering the overall cost of funds from 2.62% reported for 2008, to 2.46% in 2009.

Noninterest income equaled $26.2 million during 2009 and excluding the first quarter pre-tax gain on the SFSB transaction of $20.3 million would have equaled $6.0 million. Service charges on deposit accounts were $2.5 million, other noninterest income was $2.0 million, securities gains were $856,000, and gains on other real estate totaled $656,000.

During 2009, noninterest expenses were $75.5 million, inclusive of the aforementioned $31.5 million in goodwill impairment charges. Salaries and employee benefits were $22.0 million and represented 49.91% of noninterest expenses, exclusive of the goodwill impairment charge. Salaries and employee benefits for 2009 reflect staffing related to the two FDIC assisted bank transactions, corporate staff hires for positions required for a significantly larger financial institution, and the transaction-based bonus awards mentioned previously. The Company anticipates less staffing increases in 2010 relative to 2009 as its current staffing level has a greater capacity to effectively manage the Company through current and anticipated opportunities and challenges.

Other noninterest expenses included other operating expenses of $6.8 million, data processing fees of $2.8 million, occupancy expenses of $2.7 million, FDIC assessments of $2.9 million, amortization of core deposit intangibles of $2.2 million, professional fees of $2.0 million, equipment expense of $1.6 million, and legal fees of $1.0 million.

Update on the SFSB transaction

On January 30, 2009, the Bank entered into a purchase and assumption agreement with the FDIC, as receiver, for SFSB. The Bank assumed all deposit and certain other liabilities and purchased substantially all assets of SFSB. In connection with the SFSB transaction, the Bank entered into two shared-loss agreements with the FDIC with respect to the loans and foreclosed real estate purchased. One agreement relates to losses arising from single family one-to-four residential mortgage loans, and one agreement relates to losses arising from other loans and foreclosed real estate.

Under the shared-loss agreements, the FDIC will reimburse the Bank for 80% of all losses, including expenses associated with liquidating and maintaining properties arising from covered loan assets, on the first $118 million of losses on such covered loans, and for 95% of losses on covered loans thereafter. Under the shared-loss agreements, a “loss” on a covered loan is defined generally as a realized loss incurred through a permitted disposition, foreclosure, short-sale or restructuring of the covered asset. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the SFSB transaction, January 30, 2009. New loans made after that date are not covered by the shared-loss agreements.

The Company is restating net income, under the applicable accounting rules, in the first, second and third quarters of 2009 to reflect the impact of accounting adjustments related to the SFSB transaction. The cumulative impact through September 30, 2009 is an increase in net income of $810,000. The changes result from recasting loan valuation assumptions, a change in methodology for valuing the FDIC indemnification asset, and a more detailed breakout on the balance sheet of assets covered by the transaction. Accordingly, as required by relevant accounting rules, management adjusted the gain recorded in the first quarter of 2009 from $21.3 million to $20.3 million while also recording additional income for periods following the SFSB transaction.

Fair values and further refinement of the initial assumptions used in recording the gain are subject to change up to one year following the transaction date. Accordingly, the Company has now completed its fair value analysis for the SFSB transaction. The Company will amend its Form 10-Qs for the periods ended March 31, June 30, and September 30, 2009 with the Securities and Exchange Commission.

For more detail regarding the changes to key line items in the previously disclosed quarterly income statements and balance sheets please see the schedule titled “COMMUNITY BANKERS TRUST CORPORATION UNAUDITED HIGHLIGHTS OF CHANGES IN KEY BALANCE SHEET AND INCOME STATEMENT LINE ITEMS” at the end of this press release.

Balance Sheet

Total assets were $1.23 billion at December 31, 2009, increasing $196.5 million, or 19.1%, since December 31, 2008. Asset growth during 2009 was centered in loan growth related to the SFSB transaction. Total loans, including FDIC covered loans, at December 31, 2009 were $729.6 million, an increase of $206.3 million, or 39.4%, compared with $523.3 million at December 31, 2008. Total loan growth excluding FDIC covered loans was $55.3 million, or 10.6%, for the year ended December 31, 2009. Of this amount, $20.8 million were loans purchased during the first quarter of 2009 under the FDIC agreement related to the TCB transaction.

On a linked quarter basis, the FDIC covered loans decreased by $15.1 million, or 9.1%, from $166.1 million at September 30, 2009 to $150.9 million at December 31, 2009. Concurrently, the non-covered loans increased $9.1 million during the quarter from $569.5 million at September 30, 2009 to $578.6 million at year end. The decline in FDIC covered loans was the result of the resolution and disposition of problem assets, loan payoffs and a migration of loans to other real estate owned.

The following table shows the composition of the non-covered loan portfolio:

(dollars in thousands)	December 31
	2009		2008
	Non-covered loans		Total Loans
Mortgage loans on real estate
Residential 1-4 family	$146,141	25.22%	$129,607	24.73%
Commercial	188,991	32.62%	158,062	30.16%
Construction and land development	144,297	24.91%	139,515	26.62%
Second mortgages	13,935	2.41%	15,599	2.98%
Multifamily	11,995	2.07%	9,370	1.79%
Agriculture	5,516	0.95%	5,143	0.98%

Total real estate loans	510,875	88.18%	457,296	87.26%
Commercial loans	42,157	7.28%	45,320	8.65%
Consumer installment loans
Personal	14,145	2.44%	14,457	2.76%
All other loans	12,205	2.10%	7,005	1.33%

Gross loans	579,382	100.00%	524,078	100.00%
Less unearned income on loans	(753)		(780)

Loans, net of unearned income	$578,629		$523,298

The following table provides additional detail to the loan portfolio including both non-covered and loans covered by the shared-loss agreements (“covered loans”) at December 31, 2009.

(dollars in thousands)	December 31, 2009
	Non-covered loans		Covered loans		Total
Mortgage loans on real estate
Residential 1-4 family	$146,141	25.22%	$119,065	78.88%	$265,206	36.31%
Commercial	188,991	32.62%	5,835	3.87%	194,826	26.68%
Construction and land development	144,297	24.91%	17,020	11.28%	161,317	22.09%
Second mortgages	13,935	2.41%	8,194	5.43%	22,129	3.03%
Multifamily	11,995	2.07%	—	0.00%	11,995	1.64%
Agriculture	5,516	0.95%	627	0.41%	6,143	0.84%

Total real estate loans	510,875	88.18%	150,741	99.87%	661,616	90.59%

Commercial loans	42,157	7.28%	—	0.00%	42,157	5.77%
Consumer installment loans
Personal	14,145	2.44%	194	0.13%	14,339	1.97%
All other loans	12,205	2.10%	—	0.00%	12,205	1.67%

Gross loans	579,382	100.00%	150,935	100.00%	730,317	100.00%
Less unearned income on loans	(753)		—		(753)

Total Loans	578,629		150,935		729,564

Allowance for loan losses	(18,169)		—		(18,169)

Net Loans	$560,460		$150,935		$711,395

Total deposits at December 31, 2009 aggregated $1.03 billion, an increase of $225.1 million, or 27.9%, compared with $806.3 million at December 31, 2008. This increase was primarily due to the SFSB transaction. Total deposits increased on a linked quarter basis by $3.9 million, or 0.4%. The most significant dollar increase by deposit category was in NOW and money market demand accounts, which increased $9.4 million or 4.7% during the fourth quarter. Correspondingly, time deposits declined $3.2 million during the quarter as management continued to price these deposits at rates that enhanced the net interest margin without sacrificing liquidity.

The Company’s total loan-to-deposit ratio, including FDIC covered loans, was 70.74% at December 31, 2009 and 71.58% at September 30, 2009.

The following table details interest-bearing deposit totals by category as of December 31, 2009 and 2008.

(dollars in thousands)	2009	2008	$ change	% change
NOW	$94,711	$76,575	$18,136	23.68%
MMDA	113,071	55,200	57,871	104.84%
Savings	58,373	34,688	23,685	68.28%
Time deposits less than $100,000	423,902	303,424	120,478	39.71%
Time deposits $100,000 and over	279,147	276,762	2,385	0.86%

Total interest-bearing deposits	$969,204	$746,649	$222,555	29.81%

Capital

At December 31, 2009, the Company’s total risk-based capital ratio was 16.03%. The Tier 1 risk-based capital ratio was 14.82%, and the leverage ratio (Tier 1 capital to average adjusted total assets) was 8.93%. All three ratios exceed capital adequacy guidelines outlined by its primary regulator, and the Company is considered “well-capitalized”. The Company has trust preferred subordinated debt that qualifies as regulatory capital.

Following the payment of its cash dividend in February 2010, the Company determined to suspend the payment of its quarterly dividend to holders of common stock. While the Company believes that its capital and liquidity levels remain above the averages of its peers, the Company incurred a net loss to common stockholders for the 2009 year and remains concerned over asset quality and the uncertainty of the real estate markets and general economy in the central Virginia region. Due to these factors, the Company has determined that it is currently prudent to retain capital until such time as the Company experiences a return to consistent quarterly profitability.

Asset Quality

Nonperforming assets, excluding FDIC covered assets, totaled $21.8 million, or 3.77%, of loans and other real estate at December 31, 2009, compared with $23.2 million, or 4.07%, of loans and other real estate at September 30, 2009. The allowance for loans losses was 3.14% of total loans, excluding FDIC covered loans, at December 31, 2009, compared with 1.33% at December 31, 2008, and 2.85% at September 30, 2009. Allowance for loan losses increased from 69.85% of nonperforming assets at September 30, 2009 to 83.18% at December 31, 2009, and from 78.80% of nonaccrual loans at September 30, 2009 to 90.80% at December 31, 2009 (all excluding FDIC covered assets).

The following table provides asset quality ratios, excluding FDIC covered assets as of and for each quarter ended during 2009 and December 31, 2008.

Asset quality ratios (dollars in thousands)
(excluding FDIC covered assets)	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Nonaccrual loans	$20,011	$20,572	$24,482	$9,870	$4,534
Loans past due over 90 days	247	1,462	514	1,195	397
Other real estate owned	1,586	1,175	864	412	223

Total nonperforming assets	$21,844	$23,209	$25,860	$11,477	$5,154

Balances
Allowance for loan losses	$18,169	$16,211	$12,185	$11,543	$6,939
Average loans during quarter, net of unearned income	563,151	559,547	548,577	534,566	509,403
Loans, net of unearned income	578,629	569,452	551,799	542,191	523,298

Ratios
Allowance for loan losses to loans	3.14%	2.85%	2.21%	2.13%	1.33%
Allowance for loan losses to nonperforming assets	83.18%	69.85%	47.12%	100.58%	134.63%
Allowance for loan losses to nonaccrual loans	90.80%	78.80%	49.77%	116.95%	153.04%
Nonperforming assets to loans and other real estate	3.77%	4.07%	4.68%	2.12%	0.98%
Net charge-offs for quarter to average loans, annualized	4.16%	0.86%	0.25%	0.26%	0.66%

The following table presents nonaccrual loans by type for the non-covered loan portfolio at December 31, 2009.

(dollars in thousands) Non-covered loans, by type	Number of loans	Amount	Percent of non-accrual loans	Percent of total non-covered loans
1-4 family first liens	10	$4,750	23.74%	0.82%
Owner occupied nonfarm nonresidential	2	1,415	7.07%	0.24%
Construction and land development	13	10,115	50.55%	1.75%
1-4 family junior liens	3	194	0.97%	0.03%
Commercial and industrial loans	6	174	0.87%	0.03%
Other consumer loans	4	910	4.55%	0.16%
Other loans	2	7	0.03%	0.00%
Non owner occupied nonfarm nonresidential	6	2,446	12.22%	0.42%

Total	46	$20,011	100.00%	3.45%

The following table shows a reconciliation of the allowance for loan losses for the three and 12 months ended December 31, 2009.

	Allowance for loan losses
(dollars in thousands)	Quarter ending 12/31/2009	Year ending 12/31/2009
Beginning balance	$16,211	$6,939
Provision for loan losses	7,818	19,089
Recoveries of loans charged off	436	742
Loans charged off	(6,296)	(8,601)

Balance at end of period	$18,169	$18,169

The following table presents charge-offs and recoveries by loan type for all non-covered loans for the year ended December 31, 2009 and the quarter ended December 31, 2009.

(dollars in thousands)	Three months ended December 31, 2009			Twelve months ended December 31, 2009
	Charge-offs	Recoveries	Net Charge-offs	Charge-offs	Recoveries	Net Charge-offs
Construction and land development	4,606	364	4,242	5,258	563	4,695
Farmland	—	—	—	13	—	13
Open end 1-4 family	—	—	—	168	—	168
1-4 family first liens	502	—	502	610	—	610
1-4 family junior liens	214	1	213	248	1	247
Owner Occupied nonfarm nonresidential	—	—	—	814	—	814
Other nonfarm nonresidential properties	642	50	592	642	50	592
Commercial and industrial	116	2	114	434	22	412
Revolving credit plans and other consumer	—	—	—	170	74	96
Other	216	19	197	244	32	212

Total	$6,296	$436	$5,860	$8,601	$742	$7,859

For the three months ended December 31, 2009, the Company’s provision for loan losses was $7.8 million compared with $1.2 million in the same period in 2008. For the year ended December 31, 2009, loan loss provisions were $19.1 million versus $2.6 million for the seven months ended December 31, 2008.

Increases were made to the loan loss reserve each quarter of 2009 as economic conditions continued to show signs of deterioration for classified assets. The most notable impetus for the provision was evidenced in one borrowing relationship that was previously impaired and on the Bank’s watch list. Current information related to unwinding the credit necessitated further impairment that amounted to over 50% of the provision during the third quarter and subsequent charge-off in the fourth quarter. The remaining balance of the provision during the third and fourth quarters of the year was attributable to downgraded credits and further insulation from the economic downturn. Management continues to monitor the loan portfolio closely and make appropriate adjustments using the Company’s internal risk rating system.

Securities

The Company’s securities portfolio remains solid and a viable source of liquidity. The following two tables show the amortized costs and fair values of securities for the investment portfolio at December 31, 2009.

Available for Sale

	Amortized Cost	Gross Unrealized		Fair Value
(dollars in thousands)		Gains	Losses
U.S. Treasury issue and other U.S. Government agencies	$17,393	434	$(1)	$17,826
State, county and municipal	104,831	1,864	(557)	106,138
Corporates and other bonds	1,511	93	—	1,604
Mortgage backed securities	51,434	1,573	(3)	53,004
Other securities	1,192	113	(437)	868

Total securities available for sale	$176,361	$4,077	$(998)	$179,440

Held to Maturity

	Amortized Cost	Gross Unrealized
(dollars in thousands)		Gains	Losses	Fair Value
U.S. Treasury issue and other
U.S. Government agencies	$748	$2	$—	$750
State, county and municipal	13,097	516	(4)	13,609
Corporates and other bonds	1,024	29	—	1,053
Mortgage backed securities	98,296	3,308	(8)	101,596

Total securities held to maturity	$113,165	$3,855	$(12)	$117,008

At December 31, 2009, there were $2.6 million of available-for-sale securities that were in a continuous loss position for more than 12 months with unrealized losses of $50,000 consisting mostly of municipal obligations. Management continually monitors the fair value and credit quality of the Company’s investment portfolio and determined there were no investments considered other than temporarily impaired at December 31, 2009.

The Company does not hold any trust preferred securities, private label CMOs, or other esoteric instruments that have evidenced credit deterioration throughout the financial industry.

Non-GAAP Financial Measures

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). Common book value equals total stockholders’ equity less preferred stock and common book value per share is computed by dividing common book value by the number of common shares outstanding. Common tangible book value equals total stockholders’ equity less preferred stock, goodwill and identifiable intangible assets and common tangible book value per share is computed by dividing common tangible stockholders’ equity by the number of common shares outstanding. Common tangible assets equals total assets less preferred stock, goodwill and identifiable intangible assets.

Management believes that common book value, common tangible book value, and the ratio of common tangible book value to common tangible assets are meaningful because they are some of the measures that the Company and investors use to assess capital adequacy. Management believes that presenting the change in common book value and common tangible book value per share, the change in stock price to common book value and to common tangible book value per share, and the change in the ratio of common tangible book value to common tangible assets provides meaningful period-to-period comparisons of these measures.

These measures are a supplement to GAAP used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures. In addition, the Company’s non-GAAP measures may not be comparable to non-GAAP measures of other companies.

The following tables reconcile these non-GAAP measures from their respective GAAP basis measures for the periods ended December 31.

(dollars in thousands, except per common share data)	2009	2008
Common book value
Total stockholder’s equity	$131,594	$164,403
Less: preferred stock (net)	17,863	17,686

Common book value	$113,731	$146,717

Common book value per common share	$5.30	$6.83

Common tangible book value
Total stockholder’s equity	$131,594	$164,403
Less: preferred stock (net)	17,863	17,686
Less: goodwill	5,727	37,184
Less: core deposit intangible	17,080	17,163

Common tangible book value	$90,924	$92,370

Common tangible book value per common share	$4.24	$4.30

Common Tangible Assets
Total assets	$1,226,723	$1,030,240
Less: preferred stock (net)	17,863	17,686
Less: goodwill	5,727	37,184
Less: core deposit intangible	17,080	17,163

Common tangible assets	$1,186,053	$958,207

Common shares outstanding	21,468	21,468

Common stock price	$3.21	$3.00
Price/common book value	60.6%	43.9%
Price/common tangible book value	75.7%	69.8%
Common tangible book value to common tangible assets	7.7%	9.6%

About Community Bankers Trust Corporation

The Company is the holding company for Essex Bank, a Virginia state bank with 25 full-service offices, 14 of which are in Virginia, seven of which are in Maryland and four of which are in Georgia. The Company also operates two loan production offices. Additional information is available on the Company’s website at www.cbtrustcorp.com.

Forward-Looking Statements

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. These forward-looking statements include, without limitation, statements with respect to the Company’s operations, growth strategy and goals. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in the following: the ultimate resolution of regulatory, legal and related issues relating to the 2010 transaction-based bonus awards to the Company’s chief strategic officer; general economic and market conditions, either nationally or locally; the interest rate environment; competitive pressures among banks and financial institutions or from companies outside the banking industry; real estate values; the quality or composition of the Company’s loan or investment portfolios; the demand for deposit, loan, and investment products and other financial services; the demand, development and acceptance of new products and services; the timing of future reimbursements from the FDIC to the Company under the shared-loss agreements; consumer profiles and spending and savings habits; the securities and credit markets; costs associated with the integration of banking and other internal operations; management’s evaluation of goodwill and other assets on a periodic basis, and any resulting impairment charges, under applicable accounting standards; the soundness of other financial institutions with which the Company does business; inflation; technology; and legislative and regulatory requirements. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed from time to time by the Company with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information in it.

Contact: Bruce E. Thomas

Senior Vice President/Chief Financial Officer

Community Bankers Trust Corporation

804-443-4343

COMMUNITY BANKERS TRUST CORPORATION

AUDITED CONSOLIDATED BALANCE SHEETS

At December 31, 2009 and 2008

	2009	2008
	(Dollars in thousands)
ASSETS
Cash and due from banks	$13,575	$10,864
Interest bearing bank deposits	18,660	107,376
Federal funds sold	—	10,193

Total cash and cash equivalents	32,235	128,433
Securities available for sale, at fair value	179,440	193,992
Securities held to maturity, at cost (fair value of $117,008 and $94,965, respectively)	113,165	94,865
Equity securities, restricted, at cost	8,346	3,612

Total securities	300,951	292,469
Loans held for sale	—	200
Loans not covered by FDIC shared-loss agreement	578,629	523,298
Allowance for loan losses on non-covered loans	(18,169)	(6,939)

Net non-covered loans	560,460	516,359
Loans covered by FDIC shared-loss agreement	150,935	—

Net loans	711,395	516,359
FDIC indemnification asset	76,107	—
Bank premises and equipment	37,105	24,111
Other real estate owned, covered by FDIC shared-loss agreement	12,822	—
Other real estate owned, non covered	1,586	223
Bank owned life insurance	6,534	6,300
FDIC receivable under shared loss agreement	7,950	—
Core deposit intangibles, net	17,080	17,163
Goodwill	5,727	37,184
Other assets	17,231	7,798

Total assets	$1,226,723	$1,030,240

LIABILITIES
Deposits:
Noninterest bearing	$62,198	$59,699
Interest bearing	969,204	746,649

Total deposits	1,031,402	806,348
Federal funds purchased	8,999	—
Federal Home Loan Bank advances	37,000	37,900
Trust preferred capital notes	4,124	4,124
Other liabilities	13,604	17,465

Total liabilities	1,095,129	865,837

STOCKHOLDERS’ EQUITY
Preferred stock (5,000,000 shares authorized $0.01 par value; 17,680 shares issued and outstanding)	17,680	17,680
Warrants on preferred stock	1,037	1,037
Discount on preferred stock	(854)	(1,031)
Common stock (200,000,000 and 50,000,000 shares authorized at December 31, 2009, and December 31, 2008, respectively, $0.01 par value) 21,468,455 shares issued and outstanding	215	215
Additional paid in capital	143,999	146,076
Retained (deficit) earnings	(32,019)	1,691
Accumulated other comprehensive income (loss)	1,536	(1,265)

Total stockholders’ equity	131,594	164,403

Total liabilities and stockholders’ equity	$1,226,723	$1,030,240

COMMUNITY BANKERS TRUST CORPORATION

AUDITED CONSOLIDATED STATEMENT OF OPERATIONS

For the Years Ended December 31, 2009 and 2008

(dollars in thousands except per common share data)

	December 31, 2009	December 31, 2008
Interest and dividend income
Interest and fees on non covered loans	$36,019	$19,694
Interest and fees on FDIC covered loans	15,139	—
Interest on federal funds sold	37	90
Interest on deposits in other banks	296	356
Interest and dividends on securities
Taxable	9,635	2,297
Nontaxable	3,394	898

Total interest income	64,520	23,335
Interest expense
Interest on deposits	23,717	7,695
Interest on federal funds purchased	8	131
Interest on other borrowed funds	1,409	734

Total interest expense	25,134	8,560
Net interest income	39,386	14,775
Provision for loan losses	19,089	2,572

Net interest income after provision for loan losses	20,297	12,203
Noninterest income
Service charges on deposit accounts	2,506	1,185
Gain on SFSB transaction	20,255	—
Gain on securities transactions, net	856	—
Gain on sale of other real estate	656	(34)
Other	1,967	629

Total noninterest income	26,240	1,780

Noninterest expense
Salaries and employee benefits	21,967	5,590
Occupancy expenses	2,662	884
Equipment expenses	1,595	665
Legal fees	1,002	429
Professional fees	2,012	226
FDIC assessment	2,904	239
Data processing fees	2,837	499
Amortization of intangibles	2,241	975
Impairment of goodwill	31,457	—
Other operating expenses	6,791	3,120

Total noninterest expense	75,468	12,627

Net income (loss) before income tax expense	(28,931)	1,356
Income tax expense	404	133

Net income (loss)	(29,335)	1,223
Dividends accrued on preferred stock	800	—
Accretion of discount on preferred stock	177	—

Net income(loss) available to common stockholders	$(30,312)	$1,223

Net income (loss) per common share — basic	$(1.41)	$0.07

Net income (loss) per common share — diluted	$(1.41)	$0.07

Weighted average number of common shares outstanding
Basic	21,468	16,430
Diluted	21,468	17,518

The results of operations for 2009 reflect a full twelve months of consolidated operations for the holding company and the banking subsidiary, while 2008 reflects five months of “holding company only” results and seven months of consolidated operations for the holding company and the banking subsidiary.

COMMUNITY BANKERS TRUST CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended December 31, 2009 and 2008

(dollars in thousands except per common share data)

	December 31, 2009	December 31, 2008
Interest and dividend income
Interest and fees on loans	$9,783	$8,493
Interest and fees on FDIC covered loans	3,759	—
Interest on federal funds sold	1	22
Interest on deposits in other banks	34	273
Interest and dividends on securities		—
Taxable	2,055	1,071
Nontaxable	921	455

Total interest income	$16,553	$10,314
Interest expense
Interest on deposits	$5,274	$3,760
Interest on federal funds purchased	2	17
Interest on other borrowed funds	338	377

Total interest expense	$5,614	$4,154

Net interest income	$10,939	$6,160
Provision for loan losses	$7,818	$1,238

Net interest income after provision for loan losses	$3,121	$4,922

Noninterest income
Service charges on deposit accounts	$643	$489
Other	674	238

Total noninterest income	$1,317	$727

Noninterest expense
Salaries and employee benefits	$7,673	$2,641
Occupancy expenses	776	426
Equipment expenses	397	265
Legal fees	230	163
Professional fees	671	93
FDIC assessment	1,594	163
Data processing fees	620	110
Amortization of intangibles	566	421
Impairment of goodwill	7,425	—
Other operating expenses	1,673	1,754

Total noninterest expense	$21,625	$6,036

Net (loss) before income taxes	$(17,187)	$(387)
Income tax (benefit)	(2,976)	(259)

Net (loss)	$(14,211)	$(128)
Dividends accrued on preferred stock	139	—
Accretion of discount on preferred stock	42	—

Net (loss) available to common stockholders	(14,392)	(128)

Net (loss) per common share - basic	$(0.67)	$(0.01)

Net (loss) per common share - diluted	$(0.67)	$(0.01)

Weighted average number of common shares outstanding
Basic	21,468	21,468
Diluted	21,468	21,482

COMMUNITY BANKERS TRUST CORPORATION

UNAUDITED HIGHLIGHTS OF CHANGES IN KEY

BALANCE SHEET AND INCOME STATEMENT LINE ITEMS

At and for the quarters ended March 31, June 30 and September 30, 2009

(dollars in thousands)

The Company will amend its Form 10-Qs for the periods ended March 31, June 30, and September 30, 2009 to reflect the amounts shown below as “Amended”.

	Quarter Ended
	3/31/2009	6/30/2009 (1)	9/30/2009
Net income available to common stockholders
As reported	$10,673	$(24,384)	$(3,019)
Amended	9,869	(23,617)	(2,172)
Change	$(804)	$767	$847

Net loans
As reported	$798,486	$539,614	$798,318
Amended	719,918	717,926	719,326
Change	$(78,568)	$178,312	$(78,992)

FDIC indemnification asset
As reported	$—	$—	$—
Amended	84,980	83,591	83,909
Change	$84,980	$83,591	$83,909

Other real estate owned (2)
As reported	$22,672	$864	$1,175
Amended	412	864	1,175
Change	$(22,260)	$—	$—

Other real estate owned, covered by FDIC shared-loss agreement
As reported	$—	$—	$16,823
Amended	12,267	12,521	11,105
Change	$12,267	$12,521	$(5,718)

FDIC receivable under shared-loss agreement
As reported	$—	$—	$3,560
Amended	—	1,173	3,560
Change	$—	$1,173	$—

(1)	At June 30, 2009, the Company reported $278.4 million as “FDIC covered assets” and is now retrospectively reporting these assets, as adjusted based on the changes mentioned previously, in the separately identified categories in the table above.
(2)	Included covered and noncovered other real estate owned at March 31, 2009, after which time these components were separated.

COMMUNITY BANKERS TRUST CORPORATION

NET INTEREST MARGIN ANALYSIS

AVERAGE BALANCE SHEETS

(dollars in thousands)

	Twelve months ended December 31, 2009			Twelve months ended December 31, 2008
	Average Balance Sheet	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance Sheet	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS:
Loans, including fees	$554,875	$36,019	6.49%	$291,819	$19,694	6.75%
Loans covered by FDIC loss share	161,243	15,139	9.39%

Total loans	716,118	51,158	7.14%	291,819	19,694	6.75%
Interest bearing bank balances	21,542	296	1.38%	40,927	356	0.87%
Federal funds sold	16,567	37	0.22%	4,895	90	1.84%
Investments (taxable)	228,871	9,635	4.21%	60,451	2,297	3.80%
Investments (tax exempt) (1)	90,209	5,142	5.70%	23,791	1,360	5.72%

Total earning assets	1,073,307	66,268	6.17%	421,883	23,797	5.64%
Allowance for loan losses	(12,022)			(3,360)
Non-earning assets	199,245			65,682

Total assets	$1,260,530			$484,205

LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand - interest bearing	$196,259	$1,933	0.98%	$55,811	$845	1.51%
Savings	55,626	468	0.84%	18,109	229	1.26%
Time deposits	727,085	21,316	2.93%	231,756	6,621	2.86%

Total deposits	978,970	23,717	2.42%	305,676	7,695	2.52%
Fed funds purchased	971	8	0.82%	5,436	131	2.41%
FHLB and other borrowings	43,048	1,409	3.27%	15,861	734	4.63%

Total interest-bearing liabilities	1,022,989	25,134	2.46%	326,973	8,560	2.62%

Non-interest bearing deposits	62,034			52,945
Other liabilities	21,012			23,935

Total liabilities	1,106,035			403,853
Stockholders’ equity	154,495			80,352

Total liabilities and stockholders’ equity	$1,260,530			$484,205

Net interest earnings		$41,134			$15,237

Interest spread			3.71%			3.02%

Net interest margin			3.83%			3.61%

(1)	Income and yields are reported on a tax equivalent basis assuming a federal tax rate of 34%.